Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant
Filed by a party other than the registrant


Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          OREGON TRAIL FINANCIAL CORP.
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               (Name of Registrant as Specified in Its Charter)

                OREGON TRAIL FINANCIAL CORP
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             (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x] No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                       N/A
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(2)  Aggregate number of securities to which transactions applies:
                      N/A
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                       N/A
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     (4)  Proposed maximum aggregate value of transaction:
                       N/A
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                      N/A
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(2)  Form, schedule or registration statement no.:
                      N/A
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(3)  Filing party:
                      N/A
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     (4)  Date filed:
                      N/A
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










                          July 6, 2000





Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Oregon Trail Financial Corp. The meeting will be held at the Quality Inn, 810 Campbell Street, Baker City, Oregon, on Tuesday, August 8, 2000 at 10:00 a.m., local time.

     The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

     For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees as directors specified under Proposal I and "FOR" the ratification of auditors under Proposal II.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                              Sincerely,

                              /s/Berniel L. Maughan

                              Berniel L. Maughan
                              President and Chief Executive Officer

                         OREGON TRAIL FINANCIAL CORP.
                              2055 FIRST STREET
                          BAKER CITY, OREGON 97814
                               (541) 523-6327
------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On August 8, 2000
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Oregon Trail Financial Corp. ("Company") will be held at the Quality Inn, 810 Campbell Street, Baker City, Oregon, on Tuesday, August 8, 2000, at 10:00 a.m., local time, for the following purposes:

     (1)  To elect two directors of the Company;

     (2) To approve the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2001; and

     (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on June 21, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/Zane F. Lockwood

                              ZANE F. LOCKWOOD
                              CORPORATE SECRETARY


Baker City, Oregon
July 6, 2000


------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                             PROXY STATEMENT
                                  OF
                       OREGON TRAIL FINANCIAL CORP.
                           2055 FIRST STREET
                        BAKER CITY, OREGON 97814
                             (541) 523-6327
------------------------------------------------------------------------------
                     ANNUAL MEETING OF STOCKHOLDERS
                            AUGUST 8, 2000
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Oregon Trail Financial Corp. ("Company") to be used at the Annual Meeting of Stockholders of the Company ("Meeting"). The Company is the holding company for Pioneer Bank, A Federal Savings Bank ("Savings Bank"). The Meeting will be held at the Quality Inn, 810 Campbell Street, Baker City, Oregon, on Tuesday, August 8, 2000, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about July 6, 2000.

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                           VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Stockholders of record as of the close of business on June 21, 2000 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of business on the Voting Record Date, the Company had 3,641,243 shares of Common Stock entitled to vote.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors. If a shareholder attends the Meeting, he or she may vote by ballot.

     The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee for election as director. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. The Company's Articles of Incorporation prohibits stockholders from cumulating their votes for the election of directors.

     Approval of the appointment of independent auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. In determining whether such proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.


     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended
("Exchange Act").   Based on such reports, the following table sets forth, at
the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors, "named executive officers," and all directors and executive officers as a group.

                                       Number of Shares      Percent of Shares
Name                                   Beneficially Owned (1)  Outstanding
----                                   ---------------------- ----------------
Beneficial Owners of More Than 5%

Pioneer Bank, A Federal Savings Bank       370,021              10.16%
Employee Stock Ownership Plan Trust

Westport Asset Management, Inc.(2)         269,500               7.40
253 Riverside Avenue
Westport, Connecticut 06880

Brandes Investment Partners, L.P.(3)       199,285               5.47
12750 High Bluff Drive
San Diego, California 92130

Directors(4)

John Gentry                                 24,389                 *
John A. Lienkaemper                         24,614                 *
Albert H. Durgan                            19,734                 *
Edward H. Elms                              33,458                 *
Stephen R. Whittemore                       29,389                 *
Charles H. Rouse                            29,389                 *

Named Executive Officers(4)(5)

Jerry F. Aldape(6)                           4,737                 0.13
Zane F. Lockwood                            17,728                 0.49
All Executive Officers and
Directors as a Group (8 persons)           183,438                 5.04
-----------------
*    Less than 1 percent of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(2) Based on a SEC Schedule 13G, dated February 16, 2000, that discloses shared voting and dispositive power as to 269,500 shares.
(3) Based on a SEC Schedule 13G, dated February 11, 1999, that discloses shared voting and dispositive power as to 199,285 shares.
(4) Includes unvested shares in the Company's Management Recognition and Development Plan ("MRDP"). Participants in the MRDP exercise all rights incidental to ownership, including voting rights.
(5) SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Aldape and Lockwood were the Company's only "named executive officers" during the fiscal year ended March 31, 2000.
(6) Mr. Aldape served as President and Chief Executive Officer of the Savings Bank and the Company, and as a director of the Company, until his resignation on January 24, 2000. Mr. Lockwood was appointed as Acting President and Chief Executive Officer of the Company and the Savings Bank until May 25, 2000, when Berniel L. Maughan was named as the successor to Mr. Aldape.

------------------------------------------------------------------------------
                     PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of seven members. In accordance with the Company's Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Effective January 24, 2000, Jerry F. Aldape resigned his position as President and Chief Executive Officer of the Company and the Savings Bank and as a director of the Company. In connection with the resignation of Mr. Aldape, the Board of Directors voted to reduce the size of the Board of Directors from seven to six members.

     The Board of Directors has nominated Stephen R. Whittemore and Charles H. Rouse for election as directors to each serve for a three-year period, or until their respective successors have been duly elected and qualified. Messrs. Whittemore and Rouse are both current members of the Board of Directors of the Company.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of all nominees named in the table on the following page.

     The following table sets forth certain information regarding the nominees for election at the Meeting.

                                        Year First
                                        Elected or
                                        Appointed              Term to
Name                    Age(1)          Director               Expire
----                   ------           --------               -------
                                NOMINEES
                                --------
Stephen R. Whittemore      50              1983                2003(2)
Charles H. Rouse           54              1991                2003(2)

                       CONTINUING DIRECTORS
                       --------------------

John Gentry                52              1992                2001
John A. Lienkaemper        63              1979                2001
Albert H. Durgan           69              1985                2002
Edward H. Elms             52              1986                2002

------------------
(1)  As of March 31, 2000.
(2)  Assuming the individual is elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Stephen R. Whittemore has been the owner of BesTruss, an engineered roof systems company, since 1996 and has been a partner in Wallowa Lake Tram, Inc. since 1983. He was the owner of La Grande Lumber Company, a distributor of building materials, from 1971 to 1996.

     Charles H. Rouse is a Sears authorized dealer in Baker City, Oregon, and he has also been self-employed as a property developer and manager since 1995. He was the owner of Rouse's Home Furnishings, Baker City, Oregon, from 1985 to 1995.

     John Gentry has been President and General Manager of Gentry Ford Sales, Inc., an automobile dealership located in Ontario, Oregon, since 1985. He served as Vice President of that company between 1972 and 1985.

     John A. Lienkaemper has been a consultant and U.S. Safety Coordinator for The Loewen Group, which owns and operates funeral homes, cemeteries, and crematories, since 1993. Mr. Lienkaemper was a consultant for Malletta-Verton Partnership, a funeral home operator, from 1989 to 1993. Before 1989, he owned and operated Lienkaemper Chapels located in Nyssa, Ontario, and Vale, Oregon.

     Albert H. Durgan is retired from the Savings Bank after 34 years of service. He served as President of the Savings Bank from 1986 to 1992.

     Edward H. Elms has been the owner of P&E Distributing Company, a beverage distributor, located in Baker City, Oregon, for 29 years. He also manages commercial and residential rental properties in the Baker City area. Mr. Elms was the co-owner of Heritage Chevrolet, a car dealership located in Baker City, Oregon, from 1996 to 1999.

------------------------------------------------------------------------------
                  MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Savings Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended March 31, 2000, the Board of Directors of the Company held four meetings, and the Board of Directors of the Savings Bank held 12 meetings. No director of the Company or the Savings Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     Committees of the Company's Board. The Company's Board of Directors has established Audit and Nominating Committees.

     The Audit Committee consists of Directors Elms (Chairman), Gentry and Durgan. It receives and reviews all reports prepared by the Company's external and internal auditor. The internal auditor reports monthly to the Audit Committee. The Audit Committee met seven times during the fiscal year ended March 31, 2000.

     The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors of the Company. The full Board of Directors met once in its capacity as Nominating Committee during the fiscal year ended March 31, 2000.

     Committees of the Savings Bank's Board. The Savings Bank's Board of Directors has established Personnel and Compensation, Audit and Nominating Committees, among others.

     The Personnel Committee, consisting of Directors Rouse (Chairman), Elms and Lienkaemper, is responsible for all personnel issues, including recommending compensation levels for all employees and senior management to the Board of Directors. The Personnel Committee meets at least twice a year and met 11 times during the year ended March 31, 2000.

     The Audit Committee, consisting of Directors Elms (Chairman), Gentry and Durgan, receives and reviews all reports prepared by the Savings Bank's external auditor and the internal audit function. The Audit Committee met seven times during the year ended March 31, 2000.

     The full Board of Directors acts as a Nominating Committee for the annual selection of its nominees for election as directors. The full Board of Directors met once in its capacity as Nominating Committee during the year ended March 31, 2000.

------------------------------------------------------------------------------
                          DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

Fees

     The Company and the Savings Bank each pay fees to its directors. Each director of the Company receives a quarterly fee of $1,000, except that the Chairman of the Board receives a quarterly fee of $1,250. Each director of the Savings Bank, other than the Chairman of the Board, receives a monthly fee of $1,075. The Chairman of the Board of the Savings Bank receives a monthly fee of $1,125. Each director receives an additional $125 per month for service on the Board of Directors of Pioneer Development Corporation, a wholly-owned subsidiary of the Savings Bank. The Company and the Savings Bank paid total fees to directors of $170,000 for the fiscal year ended March 31, 2000.

Directors Emeritus Plan

     The Savings Bank maintains the Pioneer Bank Director's Plan which confers director emeritus status on a director who retires at or after attaining age 70 with 10 or more years of service. Under the Director's Plan, a director emeritus receives a fee equal to the greater of $800 or 65% of the fee payable to regular Board members for attendance at monthly Board meetings. The fee is payable for the life of the director emeritus. As a condition of receipt of benefits under the Director's Plan, a director emeritus is expected to be available to advise and consult with management of the Savings Bank, represent and promote the interests of the Savings Bank in its primary market area, and refrain from business activities that are competitive with or contrary to the interests of the Savings Bank. An additional feature of the Director's Plan provides that, in the event of a change in control of the Company or the Savings Bank (as defined in the Director's Plan), each active director would be treated as a director emeritus on the effective date of the change of control. Within 30 days of such date, each director would receive a payment equal to the present value of seven times the annual fees payable to the director at the effective time of the change in control. The present value calculation is based on the applicable federal rate as published by the Internal Revenue Service. Assuming a change in control had occurred at March 31, 2000, the aggregate amount payable under the Director's Plan to all current directors would be approximately $306,000.

------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

     The following information is provided for Messrs. Lockwood and Aldape. Notwithstanding that Mr. Aldape resigned as President and Chief Executive Officer in January 2000, his information is presented in accordance with SEC regulations.

                                                 Long-term Compensation
                         Annual Compensation(1)         Awards
                         ----------------------  -----------------------
                                                 Restricted   Number           All
Name and                                         Stock         of          Other Annual
Position                 Year  Salary($) Bonus   Awards($)(2) Options(3)   Compensation(4)
--------                 ----  --------- -----   ------------ ----------   ---------------

Zane F. Lockwood         2000  $ 84,224  $  --   $     --          --         $19,661
Executive Vice           1999    76,324  20,000   209,386      46,948           4,654
President and            1998    24,382     --         --          --              --
Corporate Secretary(5)

Jerry F. Aldape(6)       2000   132,300     --         --          --          26,495
Former President and     1999   103,962  34,000   418,783      75,118          35,739
Chief Executive Officer  1998    68,340   4,031        --          --           4,278


------------------
(1) Does not include certain benefits, the aggregate amounts of which do not exceed 10% of total annual salary and bonus.
(2) Represents the value of restricted stock awards at October 8, 1998, the date of grant, pursuant to the MRDP. Dividends are paid on such awards if and when declared and paid by the Company on the Common Stock. At March 31, 2000, the value of the unvested awards (which vest pro rata over the remaining four year period) for Mr. Lockwood was approximately $132,398 (15,023 shares at $8.813 and Mr. Aldape's unvested awards were forfeited upon his resignation.
(3) Represents the number of options granted on October 8, 1998, which vest at a rate of 20% per year over a five year period.
(4) Consists of employer 401(k) plan contributions and ESOP shares allocated but not necessarily vested. ESOP shares allocated are valued at share price on the close of business on March 31, 2000 ($8.813).
(5) Upon Mr. Aldape's resignation, Mr. Lockwood, Executive Vice President and Corporate Secretary of the Company and the Savings Bank, was appointed by the Boards of Directors of the Company and the Savings Bank as Acting President and Chief Executive Officer.
(6) On May 25, 2000, Berniel L. Maughan was selected by the Board of Directors to become the President and Chief Executive Officer of the Company and the Savings Bank.

     Option Grants in Last Fiscal Year. There were no grants made during the fiscal year ended March 31, 2000.

     Option Exercise/Value Table. The following information is provided for Messrs. Lockwood and Aldape. Mr. Aldape resigned as President and Chief Executive Officer in January 2000.


                                                  Number of
                                              Securities Underlying        Value of Unexercised
                  Shares                      Unexercised Options          In-the-Money Options
                 Acquired on   Value          at Fiscal Year End(#)        at Fiscal Year End($)
                                              --------------------------   ---------------------------
Name             Exercise (#)  Realized($)     Exercisable Unexercisable    Exercisable  Unexercisable
----             ------------  -----------    ------------ -------------   ------------  -------------
Zane F. Lockwood         --            --         9,390        37,558               --             --
Jerry F. Aldape          --            --        15,024            --               --             --


     Employment Agreements. The Company and the Savings Bank (collectively, the "Employers") have entered into an employment agreement ("Employment Agreement") with Mr. Lockwood ("Executive") for a term of 20 months. Under the Employment Agreement, the current salary level for Mr. Lockwood is $96,000, which amount is paid by the Savings Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreement, the term of the agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that the Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Employers would be required to honor the terms of the agreement through the expiration of the current terms, including payment of current cash compensation and continuation of employee benefits.

     The Employment Agreement also provides for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreement is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreement provides that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 30-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at March 31, 2000 and that the Executive elected to receive a lump sum cash payment, Mr. Lockwood would have been entitled to a payment of approximately $246,000. Section 280G of the Internal Revenue Code of 1986, as amended, provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreement restricts the Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if the Executive voluntarily terminates employment, except in the event of a change in control.

     The Employers had entered into an employment with Mr. Aldape on substantially similar terms. Mr. Aldape's employment agreement was terminated upon his resignation. In connection with his resignation, the Boards of Directors of the Employers authorized severance compensation payable to Mr. Aldape in installments of $30,000 on February 25, 2000, April 28, 2000, July 28, 2000 and October 31, 2000. Each payment is subject to all applicable federal and state withholding obligations. As a condition of payment, Mr. Aldape has agreed not to compete with the Employers for a period of one year.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals.

     The Personnel and Compensation Committee ("Committee") of the Savings Bank's Board of Directors sets and administers all policies, as defined by the SEC, that govern the total compensation, including long-term compensation of the Company's Chief Executive Officer and other executive officers. None of the members of the Committee is an employee of the Company. The Committee's policy is in keeping with the Company's philosophy to offer executive officers competitive compensation and benefits that will permit the Company to attract and retain highly qualified individuals and to motivate such individuals by rewarding them based on the Company's performance.

     Currently, the Company's executive compensation package consists primarily of base salary and bonus awards. Individual executive salaries are established based on the individual's subjective performance evaluation, the Company's performance, and market parity. The Committee uses compensation and bonus survey data from the Oregon Banker's Association, America's Community Bankers, and the Washington Financial Industry for its market comparison. The data compares the Company's executive officers to those similarly situated in other similarly sized financial institutions in the region. The compensation of the Company's Executive Vice President (and at March 31, 2000, the Acting President and Chief Executive Officer), Mr. Lockwood, is determined in the same manner as other executive officers as described above. Therefore, Mr. Lockwood's compensation is largely dependent upon his individual performance, the Company's overall performance, and market comparison.

     Bonuses may be awarded to executive and other officers of the Company based on their performance and that of the Company. The Committee determines the appropriate level of bonuses using the Committee's assessment of each executive officer's contributions to the Company's success. More specifically, the Company's return on average assets, return on equity, corporate management, and staffing controls all are used in this assessment.

     The Company has implemented a Stock Option Plan and MRDP as part of its overall compensation to executive officers.

     The Company provides benefits to its executive officers that are generally available to other Company officers and employees. This includes a 401(k) profit sharing plan, an employee stock ownership plan, and a non-qualified deferred compensation plan for key executives. A committee appointed by the Board of Directors administers the plans. Mr. Lockwood participates in the 401(k) profit sharing plan and the employee stock ownership plan.

     The Committee has recognized that the efforts of key Company executives is, and will continue to be, paramount to its success. Therefore, the Board of Directors approved, based upon Committee recommendation, the adoption of an employment agreement with Mr. Lockwood, which is designed to retain him and allow him a concerted focus on Company operations.

     The Committee has reviewed the total compensation of all executive officers during fiscal year 2000 and has concluded that their compensation is reasonable and consistent with the Company's compensation philosophy and industry practice.

    PERSONNEL AND COMPENSATION COMMITTEE

    /s/ Charles H. Rouse (Chairman)
    /s/ John A. Lienkaemper
    /s/ Edward H. Elms

    Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Savings Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Savings Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Savings Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Savings Bank.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq U.S. Companies Index and a peer group of the SNL Securities, Inc. $250,000 to $500,000 Asset Thrift Index. Total return assumes (i) the reinvestment of all dividends and (ii) the value of the investment in the Company's Common Stock and each index was $100 at the close of trading on October 3, 1997, the date on which the Company's Common Stock began trading on the Nasdaq National Market.

                                          Period Ended
                    ----------------------------------------------------------
                    10-03-97  03-31-98  09-30-98  03-31-99  09-30-99  03/31/00
Oregon Trail        --------  --------  --------  --------  --------  --------
 Financial Corp.    $100.00   $106.26   $ 68.75   $ 78.26   $ 68.75   $ 54.99
NASDAQ U.S.
 Companies Index     100.00    107.19    162.27    144.82    162.27    268.86
SNL $250,000 to
 $500,000 Asset
 Thrift Index        100.00    116.82    115.26     99.50    115.26    104.63

------------------------------------------------------------------------------
             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended March 31, 2000 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

------------------------------------------------------------------------------
                        TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Company's subsidiary financial institution is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. At March 31, 2000, loans to directors and executive officers totalled approximately $1.2 million.

------------------------------------------------------------------------------
       PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     Deloitte & Touche LLP served as the Company's independent auditors for the calendar year ended March 31, 2000. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2001, subject to approval by stockholders. A representative of Deloitte & Touche LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

------------------------------------------------------------------------------
                              OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                                MISCELLANEOUS
------------------------------------------------------------------------------

     The Company will pay the costs of soliciting proxies. Proxies may be solicited personally, by telephone or by other means, as well as by mail, by directors, officers and other employees of the Company. Those persons will receive no additional compensation. Allen Nelson & Co. have been retained by the Company to assist in the solicitation of proxies as needed. Allen Nelson & Co. may solicit proxies by telephone, e-mail, regular mail, or other means. The Company has paid a retainer of $7,400 to Allen Nelson & Co. and agreed to pay out-of-pocket and administrative expenses. Additional fees and costs may be incurred depending on the extent of the activities of Allen Nelson & Co.

Based upon the information available to the Company at this time, no such additional costs are anticipated. The Company will also reimburse brokerage firms and other nominees, custodians and other fiduciaries for the reasonable expense of forwarding proxy materials to beneficial owners.

     The Company's Annual Report to Stockholders has been mailed to stockholders as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

------------------------------------------------------------------------------
                           STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 2055 First Street, Baker City, Oregon, no later than March 23, 2001. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Articles of Incorporation generally provide that shareholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of shareholders; provided, however, if less than 31 days notice is given, such notice shall be delivered to the Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Zane F. Lockwood

                              ZANE F. LOCKWOOD
                              CORPORATE SECRETARY

Baker City, Oregon
July 6, 2000


------------------------------------------------------------------------------
                                FORM 10-K
------------------------------------------------------------------------------

A copy of the Company's Form 10-K for the fiscal year ended March 31, 2000, as filed with the SEC will be furnished without charge to stockholders as of the close of business on the Voting Record Date upon written request to Zane F. Lockwood, Corporate Secretary, Oregon Trail Financial Corp., 2055 First Street, Baker City, Oregon 97814.
------------------------------------------------------------------------------

                             REVOCABLE PROXY
                       OREGON TRAIL FINANCIAL CORP.
------------------------------------------------------------------------------
                      ANNUAL MEETING OF STOCKHOLDERS
                              AUGUST 8, 2000
------------------------------------------------------------------------------

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Oregon Trail Financial Corp. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Oregon Trail Financial Corp. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting"), to be held at the Quality Inn, 810 Campbell Street, Baker City, Oregon, on Tuesday, August 8, 2000, at 10:00 a .m., local time, and at any and all adjournments thereof, as indicated.

                                                                    VOTE
                                                          FOR     WITHHELD
                                                          ---     --------

1.   The election as director of the nominees            [  ]       [  ]
     listed below (except as marked to the
     contrary below).

     Stephen R. Whittemore
     Charles H. Rouse

     INSTRUCTIONS:  To withhold your vote
     for any individual nominee, write the
     nominee's name on the line below.


     -------------------------------------

                                                   FOR    AGAINST    ABSTAIN
                                                   ---    -------    -------

2.  The approval of the appointment of            [  ]     [  ]        [  ]
    Deloitte & Touche LLP as independent
    auditors for the fiscal year ending
    March 31, 2001.

3. In their discretion, upon such other matters as may properly come before the meeting.

    The Board of Directors recommends a vote "FOR" the above proposals.

------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------------------------------------

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2000 Annual Report to Stockholders.


Dated:                         , 2000
       -----------------------




-------------------------------         ---------------------------------
PRINT NAME OF SHAREHOLDER               PRINT NAME OF SHAREHOLDER



-------------------------------         ---------------------------------
SIGNATURE OF SHAREHOLDER                SIGNATURE OF SHAREHOLDER



Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.